Exhibit 99.10

This form must be received by Mellon Investor Services LLC no later than 12:00 midnight (New York City time) on October 1, 2004	FORM OF INSTRUCTIONS TO TENDER Shares of Viacom Class A/B Common Stock Held in a 401(k) Plan	Do you need assistance? Call Mellon Investor Services LLC at 1-877-698-6865

By Regular Mail:	By Hand:	By Registered Insured Mail or Overnight Delivery:

Mellon Investor Services LLC Attn: Reorganization Department P.O. Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Attn: Reorganization Department 120 Broadway, 13th Floor New York, NY 10271	Mellon Investor Services LLC Attn: Reorganization Department 85 Challenger Rd-Mail Drop-Reorg Ridgefield Park, NJ 07660

On the web: https://www.corporate-action.net/viacom

Note: Do not return this form to Mellon Investor Services LLC (“MIS”) if you provide your tender instructions on the web.

Plan Account Name	Number of shares of Viacom class A/B common stock held in my 401(k) account that are available for tender as of September 1, 2004: (Shares of Viacom class A/B common stock)

(Participant name and address )

Election Options and Required Signatures

These Instructions to Tender relate to the offer by Viacom Inc. (“Viacom”) to exchange shares of its common stock for shares of common stock of Blockbuster Inc. (“Blockbuster”) that are held by Viacom (the “Exchange Offer”). By signing below, I, as a participant (or beneficiary) in a 401(k) Plan sponsored by Viacom or Blockbuster (a “401(k) Plan”), understand and agree to the statements on the reverse side of this form, and upon the terms and subject to the conditions of the Exchange Offer as described in the Exchange Offer Documents (as defined on the reverse side of this form), I direct the trustee of my 401(k) Plan to tender in the Exchange Offer the following:

☐                         Shares of Viacom class A/B common stock held in my 401(k) Plan account.

        Note:If this box is checked and no share amount is inserted in the space provided above, ALL of the shares of Viacom class A/B common stock that are available in your 401(k) Plan account for tender as of the deadline for MIS to receive tender instructions (which may change if the Exchange Offer is extended) will be tendered in the Exchange Offer. (Note: the number of shares available as of that date may be different than the number in the box above).

☐     ALLof the shares of Viacom class A/B common stock held in my 401(k) Plan account as of the deadline for MIS to receive tender instructions (which may change if the Exchange Offer is extended). (Note: the number of shares available as of that date may be different than the number in the box above).

Note: If you do not wish to tender any of the shares of Viacom class A/B common stock held in your 401(k) Plan, you do not need to return this form or take any action.

THIS FORM MUST BE SIGNED AND DATED TO BE VALID. PLEASE RETURN THIS FORM TO

MIS AT ANY OF THE ABOVE REFERENCED ADDRESSES AND NOT

TO VIACOM OR BLOCKBUSTER.

Signature of plan participant (or beneficiary)

Signature:

Date

Telephone Number (Include Area Code)

By signing and returning these Instructions to Tender to MIS, I understand and agree with the following:

•	I am instructing the trustee of my 401(k) Plan to tender in the Exchange Offer the number of shares of Viacom class A/B common stock, par value $0.01 per share (the “Viacom class A/B common stock”), indicated on the reverse side of this form that are held in my 401(k) Plan account. I will need to provide separate tender instructions to the trustee of my 401(k) Plan in order to tender shares of Viacom class A/B common stock held in my 401(k) Plan account, if I wish to do so.

•	I have received the following documents in connection with the Exchange Offer (the “Exchange Offer Documents”): the Prospectus—Offer to Exchange dated September 8, 2004, the related Letter of Transmittal, the Letter from the trustee of my 401(k) Plan and the Procedures for Submitting Tender Instructions for Viacom Stock held in a 401(k) Plan.

•	I understand that for each share of Viacom class A/B common stock that I elect to tender, I will receive 2.575 shares of Blockbuster class A common stock, par value $0.01 per share, AND 2.575 shares of Blockbuster class B common stock, par value $0.01 per share in my 401(k) Plan account (subject to Viacom’s right to not complete the Exchange Offer). Depending on the number of shares of Viacom class A/B common stock I elect to tender in the Exchange Offer, I may receive fractional shares of Blockbuster stock in my 401(k) Plan account. I also understand that if the Exchange Offer is oversubscribed, each share of Viacom class A/B common stock that I elect to tender will be accepted on a prorated basis.

•	I understand that if I direct the trustee of my 401(k) Plan to tender shares of Viacom class A/B common stock on my behalf, the tendered shares will be withdrawn from my 401(k) Plan account (and unavailable for transactions) as of 12:00 midnight, New York City time, on October 1, 2004, or any extended deadline for the Exchange Offer (as described below). I will be able to perform transactions in my 401(k) Plan account with respect to untendered shares of Viacom Stock (as well as my other holdings in my 401(k) Plan account) as I do now in accordance with the terms of my 401(k) Plan.

•	I understand that I may withdraw or change my tender instructions prior to 12:00 midnight New York City time on October 1, 2004, or any extended deadline for the Exchange Offer, by sending written notice of withdrawal to MIS (containing the information discussed in the Procedures for Submitting Tender Instructions). I may then submit new tender instructions, if I wish to do so, by mailing a new Instructions to Tender form to MIS or logging on to the website at https://www.corporate-action.net/viacom.

•	Before I submit new tender instructions, I must withdraw my previously submitted tender instructions in accordance with the procedures described in the Procedures for Submitting Tender Instructions. I may not tender multiple times without validly withdrawing the prior tender instructions. The first tender instructions properly submitted (and not validly withdrawn) and received by MIS prior to 12:00 midnight, New York City time, on October 1, 2004, or any extended deadline for the Exchange Offer, will be the tender instructions recognized by MIS and the trustee of my 401(k) Plan.

•	THE DEADLINE FOR MIS TO RECEIVE MY TENDER INSTRUCTIONS IS 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 1, 2004, UNLESS THE EXCHANGE OFFER IS EXTENDED BY VIACOM. IF THE EXCHANGE OFFER IS EXTENDED, THE DEADLINE FOR MIS TO RECEIVE MY TENDER INSTRUCTIONS WILL BE EXTENDED TO 12:00 MIDNIGHT, NEW YORK CITY TIME, TWO BUSINESS DAYS PRIOR TO THE EXTENDED EXPIRATION DATE FOR THE EXCHANGE OFFER AS PUBLICLY ANNOUNCED BY VIACOM. MIS MUST RECEIVE MY SIGNED TENDER INSTRUCTIONS OR WITHDRAWAL INSTRUCTIONS BY THE APPLICABLE DATE IN ORDER FOR SUCH INSTRUCTIONS TO BE VALID.